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As filed with the Securities and Exchange Commission on July 24, 2003

Registration No. 333-105024

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORMS F-4* AND S-4*
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASCADES INC.
(Exact name of registrant as specified in its charter)

Quebec, Canada	2600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert F. Hall
Vice President, Legal Affairs and Corporate Secretary
404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Richard M. Kosnik, Esq.
Steven D. Guynn, Esq.
Jones Day
222 East 41st Street
New York, New York 10017-6702
(212) 326-3939

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Cadmus and Cascades Recycling, Inc.	Massachusetts	04-3320406
Cascades Agri-Pak, Inc.	New York	14-1728017
Cascades Auburn Fiber Inc.	Delaware	01-0518538
Cascades Diamond, Inc.	Massachusetts	04-3049944
Cascades Dominion Inc.	Canada	Not Applicable
Cascades East Angus Inc.	Québec, Canada	Not Applicable
Cascades Enviropac Inc.	Canada	Not Applicable
Cascades Fine Papers Group (Sales) Inc.	Delaware	14-1685880
Cascades Fine Papers Group (USA) Inc.	Delaware	52-1291428
Cascades Fine Papers Group Inc.	Canada	Not Applicable
Cascades Fine Papers Group Thunder Bay Inc.	Canada	Not Applicable
Cascades Forma-Pak Inc.	Québec, Canada	Not Applicable
Cascades Inopak Inc.	Canada	Not Applicable
Cascades Lupel Inc.	Québec, Canada	Not Applicable
Cascades Moulded Pulp, Inc.	North Carolina	56-1522825
Cascades Multi-Pro Inc.	Québec, Canada	Not Applicable
Cascades Plastics Inc.	Delaware	43-1888636
Cascades SPG Holding Inc.	Delaware	98-0338801
Cascades Tissue Group — California Inc.	Delaware	45-0470187
Cascades Tissue Group — IFC Disposables Inc.	Tennessee	62-1454515
Cascades Tissue Group — Mechanicville Inc.	Delaware	02-0629913
Cascades Tissue Group — New York Inc.	Delaware	45-0470185
Cascades Tissue Group — North Carolina Inc.	North Carolina	56-1374538
Cascades Tissue Group — Oregon Inc.	Delaware	82-0543336
Cascades Tissue Group — Pennsylvania Inc.	Delaware	23-3091814
Cascades Tissue Group — Wisconsin Inc.	Delaware	52-2338207
Cascades Tissue Group Inc.	Canada	Not Applicable
Désencrage C.M.D. Inc.	Québec, Canada	Not Applicable
Marathon Graphic Art Distributor Inc.	Canada	Not Applicable
Matériaux Cascades Inc.	Québec, Canada	Not Applicable
Plastiques Cascades Inc.	Québec, Canada	Not Applicable
Wood Wyant Inc.	Canada	Not Applicable
2851-5351 Québec Inc. (Commec Enr.)	Québec, Canada	Not Applicable
3815285 Canada Inc.	Canada	Not Applicable
3815315 Canada Inc.	Canada	Not Applicable
4089235 Canada Inc.	Canada	Not Applicable
4089260 Canada Inc.	Canada	Not Applicable
4089278 Canada Inc.	Canada	Not Applicable
4089294 Canada Inc.	Canada	Not Applicable
Cascades Boxboard Group Inc.	Canada	Not Applicable
Cascades Boxboard Inc.	Ontario, Canada	Not Applicable
Cascades FjordCell Inc.	Québec, Canada	Not Applicable
Cascades Boxboard U.S. Holdings, Inc.	Delaware	97-1135668
Cascades Boxboard U.S., Inc.	Delaware	52-2052689

All of the additional registrants have their principal executive offices c/o Cascades Inc., 404 Marie-Victorin Blvd., Kingsey Falls, Québec, Canada J0A 1B0.

*
This registration statement comprises a filing on Form F-4 with respect to the securities of the non-U.S. registrants and a filing on Form S-4 with respect to the securities of the U.S. registrants.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Cascades Inc.

Applicable Laws of Québec

        Section 123.83 of the Quebec Companies Act states that directors, officers and other representatives of a company are agents of the company. Section 123.87 requires a company to assume the defense of its agent prosecuted by a third person for an act done in the exercise of his duties and to pay damages, if any, resulting from that act, unless the agent has committed a gross fault or a personal fault separable from the exercise of his duties. However, in a penal or criminal proceeding, the company is only required to assume payment of the expenses of its agent if the agent had reasonable grounds to believe that the agent's conduct was in conformity with the law, or if the agent has been freed or acquitted.

        Section 123.88 requires a company to assume the expenses of its agent if, having prosecuted him for an act done in the exercise of the agent's duties, the agent loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses and the amount the company shall assume. Section 123.89 of the Quebec Companies Act requires a company to assume the obligations in Sections 123.87 and 123.88 in respect of any person who acted at its request as a director of a legal person of which it is a shareholder or creditor.

By-Laws

        Cascades Inc.'s by-laws provide that Cascades Inc. shall indemnify its directors or officers, its former directors or officers, or any person who acts or acted at its request as a director or officer of another company of which Cascades Inc. is or was a shareholder or creditor, and their heir and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of their position, if (a) they acted honestly and in good faith with a view to the best interests of Cascades Inc.; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

        Under Cascades Inc.'s by-laws, the directors and officers' liability insurance is to be determined by its board of directors.

Cadmus and Cascades Recycling, Inc.

Applicable Laws of Massachusetts

        Massachusetts General Laws Chapter 156B, Section 67, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

By-Laws

        Cadmus and Cascades Recycling's by-laws provide that any person made a party to any action, suit or proceeding, by reason of the fact that the person, the person's testator or intestate representative is or was one of the company's directors, officers or employees, or by reason of the fact the person acted at the company's request as a director or officer of another entity, shall be indemnified by the company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by the person in connection with the defense of such action, suit or proceedings.

        Under Cadmus and Cascades Recycling's by-laws, the amount of indemnity to which any officer or any director may be entitled shall be fixed by the board of directors, except that, in any case where there is no disinterested majority of the board available, the amount shall be fixed by arbitration pursuant to then existing rules of the American Arbitration Association.

Cascades Agri-Pak, Inc.

Applicable Laws of New York

        Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

Certificate of Incorporation

        Cascades Agri-Pak's certificate of incorporation provides that its directors shall be indemnified by the company against any liabilities incurred in the capacity of director as may be provided by written agreement with the company.

Cascades Auburn Fiber Inc.; Cascades SPG Holding Inc.; Cascades Tissue Group—California Inc.; Cascades Tissue Group—Mechanicville Inc.; Cascades Tissue Group—New York Inc.; Cascades Tissue Group—Oregon Inc.; Cascades Tissue Group—Pennsylvania Inc.; Cascades Tissue Group—Wisconsin Inc.

Applicable Laws of Delaware

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

By-Laws

        Each company's by-laws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the by-laws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the by-laws in reliance upon the advice of counsel.

Cascades Diamond, Inc.

Applicable Laws of Massachusetts

        See the discussion of applicable provisions of Massachusetts law above under Cadmus and Cascades Recycling, Inc.

By-Laws

        Cascades Diamond's by-laws provide that its officers and directors shall be indemnified for all costs, expenses and payment of money relating to or arising out of any of their actions taken on behalf of the company or on business of the company except such as arise out of fraud or willful misconduct.

Cascades Dominion Inc.; Cascades Enviropac Inc.; Cascades Inopack Inc.

Applicable Laws of Canada

        Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

        An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject because of his association with the corporation or other entity if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he ought to have done. The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the above conditions are not fulfilled.

By-Laws

        Each company's by-laws provide that, subject to the provisions of the Canada Business Corporations Act, the Company may indemnify its directors or officers, its former directors or officers or any other individuals who act or acted at its request as a director or officer, or any individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the company or other entity. The company may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously and the individual shall repay the moneys if the individual does not fulfill the following conditions: (a) he acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        Under each company's by-laws, the company may, subject to the provisions of the Canada Business Corporation Act, purchase and maintain insurance for the benefit these persons.

Cascades East Angus Inc.; Cascades Forma-Pak Inc.; Cascades Lupel Inc.; Cascades Multi-Pro Inc.; Désencrage C.M.D. Inc.; Matériaux Cascades Inc.; Plastiques Cascades Inc.; 2851-5351 Québec Inc. (Commec Enr.); Cascades FjordCell Inc.

Applicable Laws of Quebec

        See the discussion of applicable provisions of Quebec law above under Cascades Inc.

By-Laws

        Each company's by-laws provide that any of its directors, officers or representatives are indemnified and saved harmless for all costs, charges and expenses incurred as the result of an action, suit or proceeding brought or exercised against them for an act done in the execution of their duties, with the exception of those resulting from gross misconduct, bad faith or a personal fault separable from the execution of their duties. In the case of criminal or penal proceeding, the company shall indemnify all costs, charges and expenses to directors, officers or representatives who had reasonable grounds for believing that their conduct was lawful.

Cascades Fine Papers Group (Sales) Inc.; Cascades Fine Papers Group (USA) Inc.; Cascades Boxboard U.S., Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

By-Laws

        Each of the company's by-laws provide that, to the maximum extent permitted by the Delaware General Corporation Law, as the same may be in effect from time to time, they shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding. In addition, the company may similarly indemnify employees or agents of the company or persons who are serving at the request of the company as a director or officer of another entity but who are not directors or officers of the company.

Cascades Fine Papers Group Inc.; Cascades Fine Papers Group Thunder Bay Inc.; Cascades Tissue Group Inc.; Cascades Boxboard Group Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Each company's by-laws provide that, subject to applicable law, the company shall indemnify its directors, officers, former directors, and former officers, or any person who acts or acted at the company's request as a director or officer of an entity of which the company is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges or expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal or administrative action to which they are made a party by reason of being or having been a director or officer of such company, if:

  (a)
  they acted honestly in good faith with a view to the best interests of the company, and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds to believe that their conduct was lawful.

        Under each company's by-laws and subject to applicable law, the company may purchase liability insurance for these persons if approved by the company's board of directors.

Cascades Moulded Pulp, Inc.

Applicable Laws of North Carolina

        Under Section 55-8-51 of the North Carolina Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Cascades Plastics Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

Cascades Tissue Group—IFC Disposables Inc.

Applicable Laws of Tennessee

        Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Tennessee law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Cascades Tissue Group—North Carolina Inc.

Applicable Laws of North Carolina

        See the discussion of applicable provisions of North Carolina law above under Cascades Moulded Pulp, Inc.

By-Laws

        Cascades Tissue Group—North Carolina's by-laws provide that any person who at any time serves or has served as one of its directors, officers, employees or agents, or in such capacity at its request for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the company to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the company, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

        The board of directors of the company is required to take all such action as may be necessary and appropriate to authorize the company to pay the indemnification required by the by-laws, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the company.

        Any person who at any time after the adoption of the by-laws serves or served in any of the aforesaid capacities for or on behalf of the company is deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided in the by-laws. This right inures to the benefit of the legal representatives of any such person and is not exclusive of any other rights to which the person may be entitled apart from the provision of the by-laws.

Marathon Graphic Art Distributor Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

Wood Wyant Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Wood Wyant's by-laws provide that, subject to the limitations contained in the Canada Business Corporation Act, the company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at its request as a director or officer of a legal entity of which the company is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the company or any such other entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnitee in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or such other entity, if

  (a)
  they acted honestly in good faith with a view to the best interests of the company; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

        Under Wood Wyant's by-laws, the director and officers' liability is to be determined by its board of directors.

3815285 Canada Inc.; 3815315 Canada Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Each company's by-laws provide that it shall compensate its directors, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of an action, of a suit, of an application, of a proceeding of a civil, of a criminal or of an administrative nature or of any other legal proceeding to which one or more of them were parties by reason of their duties or of their office, whether this action, suit, application or legal proceeding was commenced by or on behalf of each company or by a third party. Reasonable costs or expenses shall include, in particular, all damages or fines arising from the actions, the acts or deeds done by the directors, officers or representatives in the discharge of their duties as well as all amounts paid to settle an action or to satisfy a judgment. The right to compensation exists only to the extent that (i) the directors, officers or representatives were substantially successful on the merits in their defense of the action, suit, application or legal proceeding, that they acted prudently, diligently, honestly and faithfully in the best interests of each company, (ii) they did not place themselves in a position of conflict of interest between their personal interest and that of the company, and (iii), in the case of an action, suit, application or a proceeding of a criminal or of an administrative nature leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was lawful or to the extent that they were acquitted or freed. The company is also required to assume these liabilities in respect of any person who acts or acted at its request as a director, officer or representative of another legal entity of which the company is or was a shareholder or a creditor and the indemnity inures to the benefit of the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the indemnified directors, officers and representatives.

        Under each company's by-laws, the company may purchase and maintain insurance for the benefit of its directors, officers, representatives, and their predecessors as well as of their heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants covering any liability incurred by them by reason of their acting or having acted as a director, officer or representative of the compnay or, at the request of the company, another legal entity of which the company is or was a shareholder or a creditor. However, this insurance may not cover liability arising from the failure of the insured to act prudently, diligently, honestly and faithfully in the best interests of the company, or liability arising from a fault or gross negligence or from a personal offense severable from the discharge of their duties or the liability arising from the fact that the insured may have placed themselves in a position of conflict of interest between their personal interest and that of the company.

4089235 Canada Inc.; 4089260 Canada Inc.; 4089278 Canada Inc.; 4089294 Canada Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Each company's by-laws provide that, to the extent permitted by law, the company may indemnify its directors, officers or their predecessors as well as other persons who, at its request, act or have acted in such capacity for another entity, against all their costs and expenses, including amounts paid to settle an action or satisfy a judgment, occasioned by an inquiry or by a civil, criminal or administrative or other proceedings to which they have been made a party in such capacity.

        Under each company's by-laws and to the extent permitted by the law, the company may purchase and maintain insurance for the benefit of the indemnified persons covering the liability that they incur, either in acting in their capacity of director or officer of the company, or in having, at the request of the company, acted in the capacity of director or officer of another entity.

Cascades Boxboard Inc.

Applicable Laws of Ontario

        Section 136 of the Ontario Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or a person who acts or acted at the corporation's request as a director or officer of another legal entity of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

        A person who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding.

By-Laws

        Cascades Boxboard's by-laws provide that it shall indemnify its directors or officers, its former directors or officers or a person who acts or acted at its request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and their heirs and legal representatives to the extent permitted by the Ontario Business Corporations Act.

Cascades Boxboard U.S. Holdings, Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

By-Laws

        Cascades Boxboard U.S. Holding's by-laws provide that the it shall indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)
3.1.*	Certificate of Incorporation of Cascades Inc. filed with the Inspecteur general des institutions financieres du Quebec on March 26, 1964 (together with amendments thereto)
3.2.*	By-laws of Cascades Inc., as amended
3.3.*	Certificate of Incorporation of Cadmus and Cascades Recycling, Inc. filed with the Massachusetts Secretary of State on May 16, 1996 (together with amendments thereto)
3.4.*	By-laws of Cadmus and Cascades Recycling, Inc., as amended
3.5.*	Certificate of Incorporation of Cascades Agri-Pak, Inc. filed with the Secretary of State of New York on February 13, 1990 (together with amendments thereto)
3.6.*	By-laws of Cascades Agri-Pak, Inc., as amended
3.7.*	Certificate of Incorporation of Cascades Auburn Fiber Inc. filed with the Secretary of State of Delaware on May 28, 1998 (together with amendments thereto)
3.8.*	By-laws of Cascades Auburn Fiber Inc., as amended
3.9.*	Certificate of Incorporation of Cascades Diamond, Inc. filed with the Massachusetts Secretary of State on March 31, 1989 (together with amendments thereto)
3.10.*	By-laws of Cascades Diamond, Inc., as amended
3.11.*	Certificate of Incorporation of Cascades Dominion Inc. filed with the Director General, Corporations Directorate of Industry Canada on January 25, 1988 (together with amendments thereto)
3.12.*	Form of by-laws, as amended, of Cascades Dominion Inc., Cascades Enviropac Inc. and Cascades Inopak Inc.
3.13.*	Certificate of Incorporation of Cascades East Angus Inc. filed with the Inspecteur general des institutions financieres du Quebec on August 12, 1992 (together with amendments thereto)
3.14.*
Form of by-laws, as amended, of Cascades East Angus Inc., Cascades Forma-Pak Inc., Cascades Lupel Inc., Cascades Multi-Pro Inc., Désencrage C.M.D. Inc, Matériaux Cascades Inc., Plastiques Cascades Inc., 2851-5351 Québec Inc. (Commec Enr.) and Cascades FjordCell Inc.
3.15.*	Certificate of Incorporation of Cascades Enviropac Inc. filed with the Director General, Corporations Directorate of Industry Canada on November 17, 1980 (together with amendments thereto)
3.16.*	By-laws of Cascades Enviropac Inc., as amended (see exhibit 3.12 for a form of these by-laws)
3.17.*	Certificate of Incorporation of Cascades Fine Papers Group (Sales) Inc. filed with the Secretary of State of Delaware on January 5, 1989 (together with amendments thereto)
3.18.*	By-laws of Cascades Fine Papers Group (Sales) Inc., as amended
3.19.*	Certificate of Incorporation of Cascades Fine Papers Group (USA) Inc. filed with the Secretary of State of Delaware on July 15, 1992 (together with amendments thereto)
3.20.*	By-laws of Cascades Fine Papers Group (USA) Inc., as amended

3.21.*	Certificate of Incorporation of Cascades Fine Papers Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)
3.22.*	By-laws of Cascades Fine Papers Group Inc., as amended
3.23.*
Certificate of Incorporation of Cascades Fine Papers Group Thunder Bay Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 30, 1997 (together with amendments thereto)
3.24.*	By-laws of Cascades Fine Papers Group Thunder Bay Inc., as amended
3.25.*	Certificate of Incorporation of Cascades Forma-Pak Inc. filed with the Inspecteur general des institutions financieres du Quebec on July 26, 1990 (together with amendments thereto)
3.26.*	By-laws of Cascades Forma-Pak Inc., as amended (see exhibit 3.14 for a form of these by-laws)
3.27.*	Certificate of Incorporation of Cascades Inopak Inc. filed with the Director General, Corporations Directorate of Industry Canada on May 25, 1979 (together with amendments thereto)
3.28.*	By-laws of Cascades Inopak Inc., as amended (see exhibit 3.12 for a form of these by-laws)
3.29.*	Certificate of Incorporation of Cascades Lupel Inc. filed with the Inspecteur general des institutions financieres du Quebec on March 26, 1986 (together with amendments thereto)
3.30.*	By-laws of Cascades Lupel Inc., as amended (see exhibit 3.14 for a form of these by-laws)
3.31.*	Certificate of Incorporation of Cascades Moulded Pulp, Inc. filed with the Secretary of State of North Carolina on June 25, 1986 (together with amendments thereto)
3.32.*	By-laws of Cascades Moulded Pulp, Inc., as amended
3.33.*	Certificate of Incorporation of Cascades Multi-Pro Inc. filed with the Inspecteur general des institutions financieres du Quebec on December 5, 1991 (together with amendments thereto)
3.34.*	By-laws of Cascades Multi-Pro Inc., as amended (see exhibit 3.14 for a form of these by-laws)
3.35.*	Certificate of Incorporation of Cascades Plastics Inc. filed with the Secretary of State of Delaware on January 12, 2000 (together with amendments thereto)
3.36.*	By-laws of Cascades Plastics Inc., as amended
3.37.*	Certificate of Incorporation of Cascades SPG Holding Inc. filed with the Secretary of State of Delaware on December 14, 2000 (together with amendments thereto)
3.38.*	By-laws of Cascades SPG Holding Inc., as amended
3.39.*	Certificate of Incorporation of Cascades Tissue Group—California Inc. filed with the Secretary of State of Delaware on March 5, 2002 (together with amendments thereto)
3.40.*	By-laws of Cascades Tissue Group—California Inc., as amended
3.41.*	Certificate of Incorporation of Cascades Tissue Group—IFC Disposables Inc. filed with the Secretary of State of Tennessee on December 17, 1990 (together with amendments thereto)
3.42.*	By-laws of Cascades Tissue Group—IFC Disposables Inc., as amended
3.43.*	Certificate of Incorporation of Cascades Tissue Group—Mechanicville Inc. filed with the Secretary of State of Delaware on June 6, 2002 (together with amendments thereto)

3.44.*	By-laws of Cascades Tissue Group—Mechanicville Inc., as amended
3.45.*	Certificate of Incorporation of Cascades Tissue Group—New York Inc. filed with the Secretary of State of Delaware on March 6, 2002 (together with amendments thereto)
3.46.*	By-laws of Cascades Tissue Group—New York Inc., as amended
3.47.*	Certificate of Incorporation of Cascades Tissue Group—North Carolina Inc. filed with the Secretary of State of North Carolina on May 27, 1983 (together with amendments thereto)
3.48.*	By-laws of Cascades Tissue Group—North Carolina Inc., as amended
3.49.*	Certificate of Incorporation of Cascades Tissue Group—Oregon Inc. filed with the Secretary of State of Delaware on April 18, 2002 (together with amendments thereto)
3.50.*	By-laws of Cascades Tissue Group—Oregon Inc., as amended
3.51.*	Certificate of Incorporation of Cascades Tissue Group—Pennsylvania Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)
3.52.*	By-laws of Cascades Tissue Group—Pennsylvania Inc., as amended
3.53.*	Certificate of Incorporation of Cascades Tissue Group—Wisconsin Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)
3.54.*	By-laws of Cascades Tissue Group—Wisconsin Inc., as amended
3.55.*	Certificate of Incorporation of Cascades Tissue Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)
3.56.*	By-laws of Cascades Tissue Group Inc., as amended
3.57.*	Certificate of Incorporation of Désencrage C.M.D. Inc. filed with the Inspecteur general des institutions financieres du Quebec on August 20, 1990 (together with amendments thereto)
3.58.*	By-laws of Désencrage C.M.D. Inc., as amended (see exhibit 3.14 for a form of these by-laws)
3.59.*
Certificate of Incorporation of Marathon Graphic Art Distributor Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 14, 1983 (together with amendments thereto)
3.60.*	By-laws of Marathon Graphic Art Distributor Inc., as amended
3.61.*	Certificate of Incorporation of Matériaux Cascades Inc. filed with the Inspecteur general des institutions financieres du Quebec on June 30, 1980 (together with amendments thereto)
3.62.*	By-laws of Matériaux Cascades Inc., as amended (see exhibit 3.14 for a form of these by-laws)
3.63.*	Certificate of Incorporation of Plastiques Cascades Inc. filed with the Inspecteur general des institutions financieres du Quebec on April 18, 1983 (together with amendments thereto)
3.64.*	By-laws of Plastiques Cascades Inc., as amended (see exhibit 3.14 for a form of these by-laws)
3.65.*	Certificate of Incorporation of Wood Wyant Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 28, 1996 (together with amendments thereto)
3.66.*	By-laws of Wood Wyant Inc., as amended

3.67.*	Certificate of Incorporation of 2851-5351 Québec Inc. (Commec Enr.) filed with the Inspecteur general des institutions financieres du Quebec on February 20, 1991 (together with amendments thereto)
3.68.*	By-laws of 2851-5351 Québec Inc. (Commec Enr.), as amended (see exhibit 3.14 for a form of these by-laws)
3.69.*	Certificate of Incorporation of 3815285 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 1, 2000 (together with amendments thereto)
3.70.*	By-laws of 3815285 Canada Inc., as amended
3.71.*	Certificate of Incorporation of 3815315 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 1, 2000 (together with amendments thereto)
3.72.*	By-laws of 3815315 Canada Inc., as amended
3.73.*	Certificate of Incorporation of 4089235 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)
3.74.*	Form of by-laws, as amended, of 4089235 Canada Inc., 4089260 Canada Inc., 4089278 Canada Inc. and 4089294 Canada Inc.
3.75.*	Certificate of Incorporation of 4089260 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)
3.76.*	By-laws of 4089260 Canada Inc., as amended (see exhibit 3.74 for a form of these by-laws)
3.77.*	Certificate of Incorporation of 4089278 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)
3.78.*	By-laws of 4089278 Canada Inc., as amended (see exhibit 3.74 for a form of these by-laws)
3.79.*	Certificate of Incorporation of 4089294 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)
3.80.*	By-laws of 4089294 Canada Inc., as amended (see exhibit 3.74 for a form of these by-laws)
3.81.*	Certificate of Incorporation of Cascades Boxboard Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)
3.82.*	By-laws of Cascades Boxboard Group Inc., as amended
3.83.*	Certificate of Incorporation of Cascades Boxboard Inc. filed with Ontario, Canada on November 1, 1989 (together with amendments thereto)
3.84.*	By-laws of Cascades Boxboard Inc., as amended
3.85.*	Certificate of Incorporation of Cascades FjordCell Inc. filed with the Inspecteur general des institutions financieres du Quebec on May 18, 1995 (together with amendments thereto)
3.86.*	By-laws of Cascades FjordCell Inc., as amended (see exhibit 3.14 for a form of these by-laws)

3.87.*	Certificate of Incorporation of Cascades Boxboard U.S. Holdings, Inc. filed with the Secretary of State of Delaware on April 4, 1990 (together with amendments thereto)
3.88.*	By-laws of Cascades Boxboard U.S. Holdings, Inc., as amended
3.89.*	Certificate of Incorporation of Cascades Boxboard U.S., Inc. filed with the Secretary of State of Delaware on July 16, 1997 (together with amendments thereto)
3.90.*	By-laws of Cascades Boxboard U.S., Inc., as amended
4.1*	Indenture, dated as of February 5, 2003, between Cascades Inc., the Subsidiary Guarantors named therein and The Bank of New York, as trustee
4.2*
First Supplemental Indenture, dated May 30, 2003, to the Indenture, dated February 5, 2003, between Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York, as Trustee
4.3*	Registration Rights Agreement, dated as of February 5, 2003, between Cascades Inc., the Subsidiary Guarantors named therein, Salomon Smith Barney Inc. and Scotia Capital (USA) Inc.
4.4*	Form of Initial Notes (included in Exhibit 4.1)
4.5*	Form of Exchange Notes (including in Exhibit 4.1)
5.1	Legal Opinion of Jones Day
5.2	Legal Opinion of Fraser Milner Casgrain LLP
5.3	Legal Opinion of Goulston & Storrs, PC
5.4	Legal Opinion of Manning, Fulton & Skinner P.A.
5.5	Legal Opinion of Bass, Berry & Sims PLC
10.1*
Shareholders Agreement, effective May 2, 1997, among Edward P. Fitts, Jr., individually and as voting trustee, Paperboard U.S. Holdings Inc., Paperboard Industries Corporation and Cascades Boxboard Group Inc. (formerly known as Paperboard Industries International Inc.) and Dopaco, Inc.
10.2*	Shareholders Agreement, dated December 30, 1997, among Cascades Inc., Domtar Inc. and Norampac Inc. (incorporated by reference from Norampac Inc.'s Form F-4 (No. 333-8550) filed June 12, 1998)
10.3*	Management Agreement, dated December 30, 1997, between Norampac Inc. and Cascades Inc. (incorporated by reference from Norampac Inc.'s Form F-4 (No. 333-8550) filed June 12, 1998)
10.4*
Non-Competition Agreement, dated as of December 30, 1997, among Cascades Inc., Domtar Inc. and Norampac Inc. (incorporated by reference from Norampac Inc.'s Form F-4 (No. 333-8550) filed June 12, 1998)
10.5*
Amended and Restated Shareholders Agreement, dated May 1, 1998, between Sonoco Products Company, Wisenberg U.S. Inc., Group Conversion Cascades Inc., Cascades Inc., Cascades Sonoco, Inc. and Cascades Conversion Inc.
10.6*	Indenture, dated as of May 28, 2003, among Norampac Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee

10.7*
Credit Agreement, dated as of May 28, 2003 among Norampac Inc., Norampac Holding US Inc., Norampac Avot Vallée S.A., Canadian Imperial Bank of Commerce, as agent, the financial institutions named therein, as lenders, Canadian Imperial Bank of Commerce, as lead arranger and bookrunner, National Bank of Canada and The Bank of Nova Scotia, as co-arrangers and co-syndication agents, and Deutsche Bank AG, as co-arranger and documentation agent
10.8*
Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GmbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders.
10.9*	Cascades Group Retirement Savings Plan, dated January 1, 2003 (established May 1, 1982)
10.10*	Pension Plan for the Salaried Employees of Cascades Tissue Group Inc., dated June 1, 1990 (established January 1, 1965) (English summary of French document)
10.11*	Unified Pension Plan for Salaried Employees of Cascades Boxboard Group Inc., dated April 1, 2001 (established January 1, 1991)
10.12*	Supplemental Pension Plan for the Employees of Cascades Fine Papers Group Inc., dated January 1, 1998 (established July 1, 1953) (English summary of French document)
10.13*	Cascades Inc. Stock Option Plan, dated December 15, 1998
12.1*	Statement re. Computation of Ratios
21.1*	Subsidiaries of Cascades Inc.
23.1*	Consent of Independent Accountants
23.2	Consent of Jones Day (included in Exhibit 5.1)
23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)
23.4	Consent of Goulston & Storrs, PC (included in Exhibit 5.3)
23.5	Consent of Manning, Fulton & Skinner P.A. (included in exhibit 5.4)
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.5)
24.1*	Powers of Attorney
24.2*	Powers of Attorney
25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery
99.3*	Form of Letter to DTC Participants
99.4*	Form of Letter to Clients
99.5*	Form of Instructions to Book-Entry Transfer Participants

*
Previously filed.

All other exhibits are filed herewith.

Item 22. Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

  (5)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Vice President, Legal Affairs and Corporate Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Laurent Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer)
* André Belzile	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Alain Lemaire	Director
* Norman Boisvert	Director
* Jacques Aubert	Director
* Paul R. Bannerman	Director

* Robert Chevrier	Director
* André Desaulniers	Director
* Michel Desbiens	Director
* Louis Garneau	Director
* Sylvie Lemaire	Director
* David McAusland	Director
* Martin P. Pelletier	Director
* Laurent Verreault	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cadmus and Cascades Recycling, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CADMUS AND CASCADES RECYCLING, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Claude Cardin	Treasurer and Director (Principal Financial and Accounting Officer)
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Agri-Pak, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES AGRI-PAK, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Auburn Fiber Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES AUBURN FIBER INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Claude Cardin	Treasurer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Diamond, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES DIAMOND, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Dominion Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES DOMINION INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades East Angus Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES EAST ANGUS INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Enviropac Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES ENVIROPAC INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Luc Langevin	Director
* Laurent Lemaire	Director
* Mario Gélinas	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group (Sales) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES FINE PAPERS GROUP (SALES) INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Gerry Zampini	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group (USA) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES FINE PAPERS GROUP (USA) INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES FINE PAPERS GROUP INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Denis Jean	President, Chief Executive Officer and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group Thunder Bay Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES FINE PAPERS GROUP THUNDER BAY INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Forma-Pak Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES FORMA-PAK INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Inopak Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES INOPAK INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Lupel Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES LUPEL INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Gino Levesque	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Moulded Pulp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES MOULDED PULP, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Multi-Pro Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES MULTI-PRO INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Luc Langevin	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Plastics Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES PLASTICS INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades SPG Holding Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES SPG HOLDING INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—California Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—CALIFORNIA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—IFC Disposables Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—IFC DISPOSABLES INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Robert Briggs	President (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Donald MacMartin	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Suzanne Blanchet	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Mechanicville Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—MECHANICVILLE INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—New York Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—NEW YORK INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—North Carolina Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—NORTH CAROLINA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Oregon Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—OREGON INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Pennsylvania Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—PENNSYLVANIA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Wisconsin Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—WISCONSIN INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President, Chief Executive Officer and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Désencrage C.M.D. Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

DÉSENCRAGE C.M.D. INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Claude Cardin	Director
* Allan Hogg	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Marathon Graphic Art Distributor Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

MARATHON GRAPHIC ART DISTRIBUTOR INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Matériaux Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

MATÉRIAUX CASCADES INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Gino Levesque	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Plastiques Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

PLASTIQUES CASCADES INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Wood Wyant Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

WOOD WYANT INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Donald MacMartin	President and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Suzanne Blanchet	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 2851-5351 Québec Inc. (Commec enr.). has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

2851-5351 QUÉBEC INC. (COMMEC ENR.)
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Luc Langevin	Director
* Laurent Lemaire	Director
* Mario Gélinas	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 3815285 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

3815285 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 3815315 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

3815315 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089235 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

4089235 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Eric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089260 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

4089260 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089278 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

4089278 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089294 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

4089294 CANADA INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES BOXBOARD GROUP INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Miranda Melfi	Director
* Robert F. Hall	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES BOXBOARD INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades FjordCell Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES FJORDCELL INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Daniel Parrot	President and Director (Principal Executive, Financial and Accounting Officer)
* Éric Laflamme	Director
* Denis Jean	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard U.S. Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES BOXBOARD U.S. HOLDINGS, INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard U.S., Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES BOXBOARD U.S., INC.
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ROBERT F. HALL Robert F. Hall Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—North Carolina Inc. certifies that it is the duly authorized United States representative of each registrant not incorported in the United States and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on July 24, 2003.

CASCADES TISSUE GROUP—NORTH CAROLINA INC. (Authorized Representative in the United States)
By:	/s/ ROBERT F. HALL Robert F. Hall Assistant Secretary

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Legal Opinion of Jones Day
5.2	Legal Opinion of Fraser Milner Casgrain LLP
5.3	Legal Opinion of Goulston & Storrs, PC
5.4	Legal Opinion of Manning, Fulton & Skinner P.A.
5.5	Legal Opinion of Bass, Berry & Sims PLC

QuickLinks

TABLE OF ADDITIONAL REGISTRANTS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
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LIST OF EXHIBITS